Exhibit 23.1




                            CHISHOLM & ASSOCIATES
                         Certified Public Accountants
A Professional                  P.O. Box 540216           Office (801)292-8756
Corporation              North Salt Lake, Utah 84054      FAX (801) 292-8809
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                       CONSENT OF INDEPENDENT AUDITORS



         We hereby consent to the use of our report dated March 2, 2001, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form SB-2) of Pacific Webworks, Inc. for the fiscal years ended December 31, 2000, 1999 and 1998.




/s/ Chisholm & Associates

Chisholm & Associates
North Salt Lake, Utah
June 25, 2001